SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2004

OPEN TEXT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ontario

(State or Other Jurisdiction of Incorporation)

0-27544	98-0154400
(Commission File Number)	(IRS Employer Identification No.)

185 Columbia Street West, Waterloo, Ontario, Canada N2L5Z5

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (519) 888-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2004, the stockholders of Open Text Corporation (the “Company”) approved the Company’s 2004 Stock Option Plan (the “2004 Plan”) and 2004 Employee Stock Purchase Plan (the “2004 ESPP”).

Under the 2004 Plan the Company will offer and sell up to one million six hundred thousand (1,600,000) of its common shares in an effort to provide long-term incentives to attract, motivate and retain certain key employees and officers of, and consultants providing services to, the Company and any present or future parent or subsidiary of the Company by providing opportunities to participate in the ownership of the Company and its future through the grant of options.

Under the 2004 ESPP the Company will offer and sell an aggregate of one million (1,000,000) of its common shares in an effort to encourage stock ownership by all eligible employees of the Company and its participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The 2004 ESPP is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the 2004 Plan and the 2004 ESPP, copies of which will be filed as Exhibits to the Company’s Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 15, 2004	By:	/s/ Sheldon Polansky
Sheldon Polansky
Vice President, General Counsel and Secretary